UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2010

VCG HOLDING CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Colorado	001-32208	841157022
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

390 UNION BLVD, SUITE 540, LAKEWOOD, Colorado		80228
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	303-934-2424

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

VCG Holding Corp. (the “Company”) held its Annual Meeting of Shareholders on June 10, 2010 (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders considered two proposals, each of which is described in more detail in the Company’s definitive proxy statement filed on April 30, 2010 with the Securities and Exchange Commission. Both proposals were approved. The proposals voted on at the Annual Meeting and the final results of the votes were as follows:

Proposal 1: Election of Directors.

Each of the following individuals were elected to serve as directors of the Company until the 2013 Annual Meeting of Shareholders and until his or her successor is duly elected and qualified. The final voting results were as follows:

Director Nominee	For	Withheld	Broker Non-Votes
Troy Lowrie	9,838,930	486,487	6,985,306
Robert McGraw, Jr.	10,057,277	268,206	6,985,306
Carolyn Romero	8,649,091	1,676,326	6,985,306

Proposal 2: Ratification of the Appointment of Causey Demgen & Moore Inc. as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year ending December 31, 2010.

The appointment of Causey Demgen & Moore Inc., as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified. The final voting results were as follows:

For	Against	Abstain	Broker Non-Votes
15,597,848	273,078	90,741	1,349,056

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VCG HOLDING CORP.

June 11, 2011	By:	Courtney Cowgill

Name: Courtney Cowgill
Title: CFO